POWER OF ATTORNEY

 The undersigned constitutes and appoints Walter M. Korchun, Marcia R. Glick and Pamela A. Tefft and each of them, with full power to act alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and acknowledge Forms 4 (including amendments to them) with respect to securities of Certegy Inc. (the "Company"), and to deliver and file them with all exhibits, and all other documents in connection with them, to and with the Securities and Exchange Commission, the national securities exchanges and the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations under that Act, granting to those attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that those attorneys-in-fact, or any one of them, or his substitute or their substitutes, lawfully do or cause to be done by virtue hereof.  The undersigned agrees that each of the attorneys-in-fact may rely entirely on information furnished orally or in writing by the undersigned to them.

 The validity of this Power of Attorney will not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

 The undersigned agrees and represents to those dealing with any of the attorneys-in-fact herein that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice delivered to that attorney-in-fact.

 EXECUTED on October 1, 2002.

       /s/ Richard D. Gapen
       Richard D. Gapen

STATE OF GEORGIA

COUNTY OF  FULTON

 SWORN TO AND SUBSCRIBED BEFORE ME on this 1st day of October, 2002.

       /s/ Anna C. Mitchell
      Notary Public
My Commission Expires:

October 15, 2005